UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

IPALCO ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Indiana
(State or other jurisdiction of incorporation)
1-8644
(Commission File Number)
35-1575582
(IRS Employer Identification No.)
One Monument Circle
Indianapolis, Indiana 46204
(Address of principal executive offices, including zip code)
317-261-8261
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2020, the Boards of Directors of IPALCO Enterprises, Inc. (“IPALCO”), a subsidiary of The AES Corporation (“AES”), and IPALCO’s principal subsidiary, Indianapolis Power & Light Company (“IPL”), acting through unanimous written consents, appointed Kristina Lund as President and Chief Executive Officer of IPALCO and IPL, respectively, effective as of November 2, 2020.

Ms. Lund replaces Lisa Krueger who has been serving as President and Chief Executive Officer of IPALCO and Interim President and Chief Executive Officer of IPL. Ms. Krueger, a member of the Boards of Directors of IPALCO and IPL, has been elected Executive Chairman of the Boards of Directors, effective as of November 2, 2020, and also continues in her role as President of AES U.S.

Ms. Lund, 43, previously served as Chief Product Officer, Carbon Free Energy for AES since April 2020. Prior to that, Ms. Lund served as the Chief Financial Officer for the AES Mexico, Central America and the Caribbean Strategic Business Unit from March 2018 to April 2020, where she was responsible for the financial affairs for AES businesses in five countries, and the Chief Financial Officer for the AES Eurasia Strategic Business Unit from April 2017 to March 2018, where she led the management of all financial matters for AES businesses in eight countries across Europe and Asia. She also served as the Vice President of the Corporate Strategy and Investment group of AES from April 2016 to March 2017 and the Chief of Staff to the AES Chief Executive Officer from August 2014 to March 2016. Since joining AES in 2006, Ms. Lund has held several other positions in AES’ finance, corporate development and investor relations groups. Ms. Lund also serves as director or officer of other AES affiliates, including as President and Chief Executive Officer since November 2020 of IPALCO’s parent company, AES U.S. Investments, Inc., and The Dayton Power and Light Company and its parent company, DPL Inc. Ms. Lund has extensive experience in leadership, strategic planning and execution, communications and financial management, and holds a Bachelor’s degree in Economics from Wellesley College and an M.B.A from Harvard Business School.

IPALCO and IPL do not separately compensate individuals for their service as officers or members of the Board of Directors of IPALCO or IPL. Ms. Lund participates in compensation plans and programs generally available to senior management of AES and its subsidiaries for services performed for all AES affiliates (including IPALCO and IPL), including those described in IPALCO’s 2019 Form 10-K/A. Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, Ms. Lund has not entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release, dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    IPALCO Enterprises, Inc.

Date: October 29, 2020	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary